Exhibit 2.1

THIRD AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

This Third Amendment to the Business Combination Agreement (this “Amendment”) is entered into as of June 17, 2024, by and among (a) ExcelFin Acquisition Corp., a Delaware corporation (“SPAC”), (b) Betters Medical Investment Holdings Limited, a Cayman Islands exempted company (“Betters”), (c) Baird Medical Investment Holdings Limited, a Cayman Islands exempted company and a direct, wholly owned Subsidiary of Betters (“PubCo”), (d) Betters Medical Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PubCo (“Merger Sub 1”), (e) Betters Medical Merger Sub 2, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PubCo (“Merger Sub 2”), (f) Betters Medical NewCo, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Betters (“NewCo” and, together with Merger Sub 1, Merger Sub 2 and PubCo, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities”), and (g) Tycoon Choice Global Limited, a business company limited by shares incorporated under the Laws of the British Virgin Islands and a direct, wholly owned Subsidiary of Betters (the “Company” and together with SPAC, Betters, PubCo, Merger Sub 1, Merger Sub 2 and NewCo, collectively, the “Parties” and individually a “Party”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of June 26, 2023, as amended by that certain amendment dated March 11, 2024, and as further amended by that certain amendment dated May 16, 2024 (as amended to date, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 12.11 of the Business Combination Agreement, the Business Combination Agreement may be amended or modified, in whole or in part, only by a duly authorized agreement in writing executed by all of the Parties in accordance with the specifications contained in Section 12.8 of the Business Combination Agreement and which makes reference to the Business Combination Agreement; and

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth below in accordance with Section 12.11 of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	References to “Merger”. Except as otherwise specified herein, references to the “Merger” throughout the Business Combination Agreement shall be changed to the “First Merger”.

2.	References to “Merger Sub”. Except as otherwise specified herein, references to “Merger Sub” throughout the Business Combination Agreement shall be changed to “Merger Sub 1”.

3.	References to “Merger Sub Board”. Except as otherwise specified herein, references to “Merger Sub Board” throughout the Business Combination Agreement shall be changed to “Merger Sub 1 Board”.

4.	References to “Merger Sub Share”. Except as otherwise specified herein, references to “Merger Sub Share” throughout the Business Combination Agreement shall be changed to “Merger Sub 1 Share”.

5.	References to “Merger Sub Written Consent”. Except as otherwise specified herein, references to “Merger Sub Written Consent” throughout the Business Combination Agreement shall be changed to “Merger Sub Written Consents”.

6.	References to “Merger Consideration Shares”. Except as otherwise specified herein, references to “Merger Consideration Shares” throughout the Business Combination Agreement shall be changed to “First Merger Consideration Shares”.

7.	References to “Certificate of Merger”. Except as otherwise specified herein, references to “Certificate of Merger” throughout the Business Combination Agreement shall be changed to “Certificate of Merger 1”.

8.	Amendment to Introductory Paragraph. The first paragraph of the Business Combination Agreement is hereby amended in its entirety to be and read as follows:

This Business Combination Agreement, dated as of June 26, 2023 (this “Agreement”), is made and entered into by and among (a) ExcelFin Acquisition Corp., a Delaware corporation (“SPAC”), (b) Betters Medical Investment Holdings Limited, a Cayman Islands exempted company (“Betters”), (c) Baird Medical Investment Holdings Limited, a Cayman Islands exempted company and a direct, wholly owned Subsidiary of Betters (“PubCo”), (d) Betters Medical Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PubCo (“Merger Sub 1”), (e) Betters Medical Merger Sub 2, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of PubCo (“Merger Sub 2”), (f) Betters Medical NewCo, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Betters (“NewCo” and, together with Merger Sub 1, Merger Sub 2 and PubCo, each, individually, an “Acquisition Entity” and, collectively, the “Acquisition Entities”), and (g) Tycoon Choice Global Limited, a business company limited by shares incorporated under the Laws of the British Virgin Islands and a direct, wholly owned Subsidiary of Betters (the “Company”). SPAC, Betters, PubCo, Merger Sub 1, Merger Sub 2, NewCo and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

9.	Recitals. The following WHEREAS clauses are added after the current third WHEREAS clause in the Business Combination Agreement:

WHEREAS, NewCo is a newly incorporated Delaware limited liability company and was formed for the purpose of effectuating the Second Merger;

WHEREAS, Merger Sub 2 is a newly incorporated Delaware corporation and was formed for the purpose of effectuating the Second Merger;

10.	Recitals. The following WHEREAS clause is added after the current fourth WHEREAS clause in the Business Combination Agreement:

WHEREAS, prior to the Closing, Betters will contribute a percentage of PubCo Ordinary Shares equal to the sum of the pro rata ownership in Betters on an as-converted basis of Cheer Aim Investment Limited (“Cheer Aim”), and National Hero International Limited (“National Hero” and together with Cheer Aim, the “Minority Holders”, and such contributed shares the “Transferred PubCo Ordinary Shares”) to NewCo (the “NewCo Share Contribution”), and immediately thereafter Cheer Aim and National Hero will exchange their Betters Shares for NewCo Interests with equivalent value to their Betters Shares;

11.	Recitals. The following WHEREAS clause is added after the current fifth WHEREAS clause in the Business Combination Agreement:

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”), at the Effective Time, Merger Sub 2 will merge with and into NewCo (the “Second Merger” and together with the First Merger, the “Mergers”), the separate existence of Merger Sub 2 will cease and NewCo will continue as the surviving company of the Second Merger as a direct, wholly owned subsidiary of PubCo (the “Surviving LLC”);

12.	Recitals. “Merger Sub 1” is changed to “Merger Sub 1 and Merger Sub 2” in the current sixteenth WHEREAS clause.

13.	Recitals. The following WHEREAS clauses are added after the current sixteenth WHEREAS clause in the Business Combination Agreement:

WHEREAS, PubCo, as the sole manager of NewCo, has (a) determined that it is fair to, advisable for and in the best interests of NewCo and PubCo, as the sole member of NewCo, to enter into this Agreement and to consummate the Transactions, (b) approved (i) the execution and delivery of this Agreement and the Ancillary Agreements, and the documents contemplated hereby and thereby, to which NewCo is a party and (ii) the consummation of the Second Merger and the other Transactions and (c) recommended that PubCo, as the sole member of NewCo, vote in favor of adoption of this Agreement;

WHEREAS, the board of directors of Merger Sub 2 (the “Merger Sub 2 Board” and together with the Merger Sub 1 Board, the “Merger Sub Boards”) has (a) determined that it is fair to, advisable for and in the best interests of Merger Sub 2 and PubCo, as the sole stockholder of Merger Sub 2, to enter into this Agreement and to consummate the Transactions, (b) approved (i) the execution and delivery of this Agreement and the Ancillary Agreements, and the documents contemplated hereby and thereby, to which Merger Sub 2 is a party and (ii) the consummation of the Second Merger and the other Transactions and (c) recommended that PubCo, as the sole stockholder of Merger Sub 2, vote in favor of adoption of this Agreement;

14.	Recitals. “(b) PubCo will adopt this Agreement by written consent (the “Merger Sub Written Consent”);” is changed to “(b) in its capacity as the sole stockholder of each of Merger Sub 1 and Merger Sub 2, PubCo will adopt this Agreement by written consent (the “Merger Sub Written Consents”);” in the current seventeenth WHEREAS clause.

15.	Recitals. In the paragraph beginning “NOW, THEREFORE,” at the end of the WHEREAS clauses, “SPAC, Betters, PubCo, Merger Sub and the Company” is changed to “SPAC, Betters, PubCo, Merger Sub 1, NewCo, Merger Sub 2 and the Company”.

16.	Recitals. The following WHEREAS clause is added after the current nineteenth WHEREAS clause in the Business Combination Agreement:

WHEREAS, for U.S. federal income tax purposes, it is intended that, taken together, the NewCo Share Contribution and the Second Merger will be treated as a distribution by Betters of PubCo Ordinary Shares to Cheer Aim and National Hero in redemption of the Betters Shares of Cheer Aim and National Hero.

17.	Amendment to Section 1.1 Definitions. In sub-section 1.1.4 “Ancillary Agreements”, “(i) the Certificate of Merger” is changed to “(i) the Certificates of Merger” and “(j) the Surviving Corporation Governing Documents” is changed to “(j) the Surviving Corporation and Surviving LLC Governing Documents”.

18.	Amendment to Section 1.1 Definitions. In sub-section 1.1.6 “Betters Companies”, “including PubCo, Merger Sub and each of the Target Companies” is changed to “including PubCo, Merger Sub 1, NewCo, Merger Sub 2 and each of the Target Companies”.

19.	Amendment to Section 1.1 Definitions. In sub-section 1.1.10 “Betters Parties”, “Betters, the Company, PubCo and Merger Sub” is changed to “Betters, the Company, PubCo, Merger Sub 1, NewCo and Merger Sub 2”.

20.	Amendment to Section 1.1 Definitions. The following sub-sections are added to Section 1.1 in alphabetical order and the original sub-sections shall be deemed to be re-numbered appropriately:

1.1.61	“NewCo Certificate of Formation” means the certificate of formation of NewCo filed with the Delaware Secretary of State prior to the date hereof.

1.1.62	“NewCo Interests” means the membership interests of NewCo.

1.1.63	“NewCo LLC Agreement” means the limited liability company agreement of NewCo as of the date hereof.

1.1.117	“Surviving LLC Governing Documents” means, collectively, the NewCo Certificate of Formation and the NewCo LLC Agreement.

21.	Amendment to Section 1.1 Definitions. In current sub-section 1.1.120, “including the Share Contribution, the Merger and the PIPE Investment” is changed to “including the Share Contribution, the NewCo Share Contribution, the First Merger, the Second Merger and the PIPE Investment.”

22.	Amendment to List of Defined Terms. “Certificate of Merger” is changed to “Certificate of Merger 1”; “Certificate of Merger 2” is added with a reference to Section 2.2(b); “Certificates of Merger” is added with a reference to Section 2.2(b); “Merger” is changed to “First Merger”; “Merger Sub” is changed to “Merger Sub 1”; “Merger Sub 2” is added with a reference to the Preamble; “Merger Sub Board” is changed to “Merger Sub 1 Board”; “Merger Sub 2 Board” is added with a reference to the Recitals; “Merger Sub Share” is changed to “Merger Sub 1 Share”; “Merger Sub 2 Share” is added with a reference to Section 6.3(a); “Merger Sub Written Consent” is changed to “Merger Sub 1 Written Consent”; “Merger Sub 2 Written Consent” is added with a reference to the Recitals; “Merger Sub Written Consents” is added with a reference to the Recitals; “Second Merger” is added with a reference to the Recitals; and “Surviving LLC” is added with a reference to the Recitals.

23.	Amendment to Section 2.1 Pre-Closing Actions. Section 2.1(e) is added to Section 2.1:

(e)           The NewCo Share Contribution. Prior to the Closing and in accordance with this Agreement and the Company Governing Documents, Betters shall contribute, assign, transfer and convey to NewCo, and NewCo shall accept from Betters, all of the legal and beneficial title to the Transferred PubCo Ordinary Shares, free from all Liens and together with all rights attaching to the Transferred PubCo Ordinary Shares at the consummation of the NewCo Share Contribution (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the Transferred PubCo Ordinary Shares after the consummation of the NewCo Share Contribution).

24.	Amendment to Section 2.2 The Merger. The title of Section 2.2 of the Business Combination Agreement is hereby changed from “The Merger” to “The Mergers”.

25.	Amendment to Section 2.2 The Merger. The following sub-sections of Section 2.2 of the Business Combination Agreement are hereby amended in their entirety to be and read as follows:

(a)            Mergers. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, (i) Merger Sub 1 shall be merged with and into SPAC, the separate corporate existence of Merger Sub 1 shall cease and SPAC, as the surviving corporation in the First Merger, shall thereafter continue its corporate existence as a direct, wholly owned subsidiary of PubCo and (ii) Merger Sub 2 shall be merged with and into NewCo, the separate corporate existence of Merger Sub 2 shall cease and NewCo, as the surviving company in the Second Merger, shall thereafter continue as a direct, wholly owned subsidiary of PubCo.

(b)            Effective Time. At the Closing, the Parties shall cause (i) a certificate of merger in substantially the form attached hereto as Exhibit G-1 (the “Certificate of Merger 1”) in respect of the First Merger and (ii) a certificate of merger in substantially the form attached hereto as Exhibit G-2 (the “Certificate of Merger 2” and together with the Certificate of Merger 1, the “Certificates of Merger”) to be executed and duly submitted for filing with the Delaware Secretary of State in accordance with the applicable provisions of the DGCL. The First Merger and the Second Merger shall become effective at the date and time of the filing of the Certificates of Merger (or such later time as may be agreed by the Parties and specified in such Certificates of Merger) (the “Effective Time”).

(c)            Effect of the Mergers. From and after the Effective Time, the effect of the Mergers shall be as provided herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, agreements, powers, franchises, licenses, authority, debts, Liabilities, duties and obligations of SPAC and Merger Sub 1, in the case of the First Merger, and NewCo and Merger Sub 2, in the case of the Second Merger, shall become the property, rights, privileges, immunities, agreements, powers, franchises, licenses, debts, Liabilities, duties and obligations of the Surviving Corporation, in the case of the First Merger, and the Surviving LLC, in the case of the Second Merger.

(d)            Surviving Corporation and Surviving LLC Governing Documents.

(i) At the Effective Time, the SPAC Charter shall be amended and restated in its entirety in substantially the form attached hereto as Exhibit H (the “Surviving Corporation Charter”). The Surviving Corporation Charter shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and the Surviving Corporation Charter. At the Effective Time, the NewCo Certificate of Formation shall be the certificate of formation of the Surviving LLC.

(ii) At the Effective Time, the SPAC Bylaws shall be amended and restated in their entirety in substantially the form attached hereto as Exhibit I (the “Surviving Corporation Bylaws”). The Surviving Corporation Bylaws shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and the Surviving Corporation Bylaws. At the Effective Time, the NewCo LLC Agreement shall be the limited liability company agreement of the Surviving LLC.

(e)            Directors and Officers of the Surviving Corporation and Surviving LLC.

(i) At the Effective Time, (x) the directors of the Surviving Corporation shall be the respective Persons set forth in Section 2.2(e)(i) of the Betters Disclosure Letter, each to hold office in accordance with the Surviving Corporation Governing Documents until their respective successors are duly elected and qualified, or their earlier death, resignation or removal and (y) the managers of the Surviving LLC shall be the managers of NewCo immediately prior to the Effective Time, each to hold office in accordance with the Surviving LLC Governing Documents until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(ii) At the Effective Time, (x) the officers of the Surviving Corporation shall be the respective officers of the Company holding such positions as set forth in Section 2.2(e)(ii) of the Betters Disclosure Letter, each to hold office in accordance with the Surviving Corporation Governing Documents until their respective successors are duly elected and qualified, or their earlier death, resignation or removal and (y) the officers of the Surviving LLC shall be the officers of NewCo immediately prior to the Effective Time, each to hold office in accordance with the Surviving LLC Governing Documents until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(f)           Effect of the Mergers on Shares of Merger Sub 1 Capital Stock and Merger Sub 2 Capital Stock.

(i) At the Effective Time, by virtue of the First Merger and without any action on the part of any Party, the Merger Sub 1 Share shall automatically be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which share shall constitute the only Equity Securities of the Surviving Corporation.

(ii) At the Effective Time, by virtue of the Second Merger and without any action on the part of any Party, the Merger Sub 2 Share shall automatically be converted into the NewCo Interests of the Surviving LLC, which interests shall constitute the only Equity Securities of the Surviving LLC.

26.	Amendment to Section 2.2 The Merger. Section 2.2(h) is added to Section 2.2:

(h)            Effect of the Second Merger on PubCo Ordinary Shares.

(i)            Cancellation of PubCo Ordinary Shares Held by NewCo. At the Effective Time, by virtue of the Second Merger and without any action on the part of any Party, each PubCo Ordinary Share that is held by NewCo immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and the holder thereof shall cease to have any other rights in and to PubCo with respect to such PubCo Ordinary Shares.

(ii)            Issuance of PubCo Ordinary Shares to Minority Holders. At the Effective Time, by virtue of the Second Merger and without any action on the part of any Party, the NewCo Interests owned by the Minority Holders shall be converted into a number of PubCo Ordinary Shares equal to the number of PubCo Ordinary Shares cancelled under Section 2.2(h)(i) above and PubCo shall issue such PubCo Ordinary Shares to the Minority Holders pursuant to the Proxy/Registration Statement pro rata based upon their ownership of the NewCo Interests immediately prior to the Effective Time, and the holders of the NewCo Interests shall cease to have any other rights in and to NewCo with respect to such NewCo Interests. None of the PubCo Ordinary Shares issued to the Minority Holders shall be subject to the terms of the Betters Lock-Up Agreement.

27.	Amendment to Section 2.3 Closing. “Merger” is changed to “Mergers”.

28.	Amendment to Section 2.4 Closing Deliverables. Section 2.4(a)(ii) is hereby amended and restated in its entirety to be and read as follows:

(ii) to SPAC, a counterpart (or counterparts) to each of the Ancillary Agreements to be entered into by PubCo, Merger Sub 1, NewCo, or Merger Sub 2 at the Closing, duly executed by PubCo, Merger Sub 1, NewCo, or Merger Sub 2, as applicable;

29.	Amendment to Section 2.4 Closing Deliverables. Section 2.4(a)(iii) is hereby amended and restated in its entirety to be and read as follows:

(iii) to SPAC, (x) a counterpart of the Certificate of Merger 1, duly executed by Merger Sub 1 and (y) a counterpart of the Certificate of Merger 2, duly executed by Merger Sub 2;

30.	Amendment to Section 6.1 Due Organization; Good Standing; Power and Authority. Sections 6.1(c) and 6.1(d) are added to Section 6.1:

(c) NewCo (i) is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, (ii) is duly qualified to do business in each jurisdiction in which it is conducting its business and (iii) is in possession of all Approvals necessary to own, lease and operate the assets and properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Betters Material Adverse Effect. NewCo has provided to SPAC true, correct and complete copies of the Governing Documents of NewCo, as amended to date and as currently in effect. NewCo is not in violation of any provisions of its Governing Documents of NewCo in any material respect.

(c) Merger Sub 2 (i) is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, (ii) is duly qualified to do business in each jurisdiction in which it is conducting its business and (iii) is in possession of all Approvals necessary to own, lease and operate the assets and properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Betters Material Adverse Effect. Merger Sub 2 has provided to SPAC true, correct and complete copies of the Governing Documents of Merger Sub 2, as amended to date and as currently in effect. Merger Sub 2 is not in violation of any provisions of its Governing Documents of Merger Sub 2 in any material respect.

31.	Amendment to Section 6.2 Due Authorization. “Merger” is changed to “Mergers” and “authorized by the PubCo Board, the Merger Sub Board and the shareholders of PubCo” is changed to “authorized by the PubCo Board, the Merger Sub 1 Board, the sole manager of NewCo, the Merger Sub 2 Board and the shareholders of PubCo”.

32.	Amendment to Section 6.3 Capitalization. Section 6.3(a) is hereby amended and restated in its entirety to be and read as follows:

(i) The authorized share capital of PubCo consists of 500,000,000 ordinary shares, par value $0.0001 (“PubCo Ordinary Shares”), of which 29,411,765 PubCo Ordinary Shares are issued and outstanding and owned (beneficially and of record) by Betters, free and clear of all Liens other than (A) as may be set forth in the PubCo Governing Documents and (B) any restrictions on sales of securities under applicable securities Laws, (ii) the authorized shares of capital stock of Merger Sub 1 consist of one share of common stock, par value $0.0001 per share, of which one share of common stock (the “Merger Sub 1 Share”) is issued and outstanding and owned (beneficially and of record) by PubCo, free and clear of all Liens other than (A) as may be set forth in the Governing Documents of Merger Sub 1 and (B) any restrictions on sales of securities under applicable securities Laws, (iii) the authorized shares of capital stock of Merger Sub 2 consist of one share of common stock, par value $0.0001 per share, of which one share of common stock (the “Merger Sub 2 Share”) is issued and outstanding and owned (beneficially and of record) by PubCo, free and clear of all Liens other than (A) as may be set forth in the Governing Documents of Merger Sub 2 and (B) any restrictions on sales of securities under applicable securities Laws and (iv) all of the authorized membership interests of NewCo are owned by Betters, free and clear of all Liens other than (A) as may be set forth in the Governing Documents of NewCo and (B) any restrictions on sales of securities under applicable securities Laws. The PubCo Ordinary Shares currently outstanding, the Merger Sub 1 Share, the Merger Sub 2 Share, the NewCo Interests, and any PubCo Ordinary Shares and NewCo Interests that will be issued pursuant to the Transactions, (x) are, or will be prior to such issuance, duly authorized, and are, or will be at the time of issuance, validly issued, fully paid and non-assessable, (y) were, or will be, issued in compliance with applicable Laws and the Governing Documents of the applicable Party, and (z) were not, and will not be, issued in breach or violation of any preemptive rights, purchase option, call or right of first refusal, right of first offer or similar rights or any Contract.

33.	Amendment to Section 6.3 Capitalization. Section 6.3(c) is hereby amended and restated in its entirety to be and read as follows:

(c)            PubCo does not, and will not, own or control, directly or indirectly, any interest in any Person, other than, (i) as of the date of this Agreement, Merger Sub 1 and Merger Sub 2, (ii) as of immediately prior to the Closing and following the consummation of the Share Contribution and the NewCo Share Contribution, Merger Sub 1, Merger Sub 2 and each of the Target Companies, and (iii) as of immediately following the Closing, each of the Target Companies, the Surviving Corporation and the Surviving LLC. Merger Sub 1 and Merger Sub 2 do not own or control, directly or indirectly, any interest in any Person.

34.	Amendment to Section 6.4 No Conflict; Governmental Consents and Filings. “Governing Documents of PubCo or Merger Sub, as applicable” is changed to “Governing Documents of PubCo, Merger Sub 1, NewCo or Merger Sub 2, as applicable” in Section 6.1(a)(i); “PubCo Ordinary Shares or the shares of capital stock of Merger Sub” is changed to “PubCo Ordinary Shares or the shares of capital stock of Merger Sub 1 or Merger Sub 2 or the NewCo Interests” in Section 6.1(a)(iii); and “Certificate of Merger” is changed to “Certificates of Merger” in Section 6.1(b)(i).

35.	Amendment to Section 6.5 Legal Compliance. “(i) from and after the consummation of the Share Contribution, the ownership by PubCo of the Company Shares” is changed to “(i) from and after the consummation of the Share Contribution, the ownership by PubCo of the Company Shares, and from and after the consummation of the NewCo Share Contribution, the ownership by NewCo of the Transferred PubCo Ordinary Shares”.

36.	Amendment to Article VII Covenants of the Betters Companies. Section 7.14 is added to Article VII Covenants of the Betters Companies:

7.14 NewCo Share Contribution. Prior to the Closing, Betters shall consummate the NewCo Share Contribution in accordance with this Agreement and the Betters Governing Documents.

37.	Amendment to Section 9.2 Preparation of Proxy/Registration Statement; SPAC Stockholder Meeting and Approvals. “None of the SPAC Board, the Betters Board, the PubCo Board, the Merger Sub Board or the Company Board” in Section 9.2(c) is changed to “None of the SPAC Board, the Betters Board, the PubCo Board, the Merger Sub 1 Board, the sole manager of NewCo, the Merger Sub 2 Board or the Company Board”.

38.	Amendment to Section 9.4(a). Section 9.4(a) is hereby amended and restated in its entirety to be and read as follows:

None of SPAC, the Surviving Corporation or any of the Betters Companies shall (i) take any action, or fail to take any action, which would cause the Transactions to fail to qualify for the Intended Tax Treatment or (ii) make any election by or on behalf of Merger Sub 2 or NewCo pursuant to Treasury Regulations Section 301.7701-3 to change the classification of such entities for U.S. federal income tax purposes from their default classification pursuant to such Treasury Regulations. PubCo shall cause the Surviving Corporation and the Company not to liquidate for U.S. federal income tax purposes following the Closing for a period of at least two years after the Closing Date. Betters shall not liquidate or be caused to liquidate for U.S. federal income tax purposes following the Closing for a period of at least two years after the Closing Date; provided that PubCo shall bear the cost of maintaining Betters after the Closing and any costs associated with effecting post-Closing exchanges of Betters Shares for PubCo Securities.

39.	Amendment to Section 9.9 Extension of SPAC Business Combination Deadline. “which date shall not be later than June 25, 2024” is changed to “which date shall not be later than August 25, 2024”.

40.	Amendment to Section 9.10 PIPE Investment. “and Betters, Merger Sub, and the Company shall cooperate” is changed to “and Betters, Merger Sub 1, NewCo, Merger Sub 2 and the Company shall cooperate”.

41.	Amendment to Section 10.1 Conditions to Obligations of all Parties. Section 10.1(g) is deleted from the Business Combination Agreement.

42.	Amendment to Section 10.2 Conditions to Obligations of SPAC. Section 10.2(g) is added to Section 10.2 of the Business Combination Agreement:

(g)  NewCo Share Contribution. The NewCo Share Contribution shall have been consummated, and Betters shall have provided SPAC with evidence reasonably acceptable to SPAC of the consummation of the NewCo Share Contribution.

43.	Effectiveness. All of the provisions of this Amendment shall be effective upon the execution of this Amendment by all of the parties hereto. Except as set forth in this Amendment, all terms and provisions of the Business Combination Agreement shall remain in full force and effect.

44.	References to the Business Combination Agreement. After giving effect to this Amendment, each reference in the Business Combination Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Business Combination Agreement shall refer to the Business Combination Agreement as amended by this Amendment, and all references in the Ancillary Agreements to “the Agreement” shall refer to the Business Combination Agreement as amended by this Amendment. Notwithstanding the foregoing, all references (a) in the Business Combination Agreement or the Disclosure Letters to “the date hereof” or “the date of this Agreement” or (b) in the Business Combination Agreement or the Ancillary Agreements to “the date of the Business Combination Agreement” or “the date of the Agreement”, or words of like import, shall refer to June 26, 2023, and all references in the Business Combination Agreement to “prior to the date of this Agreement” or words of like import shall mean before the Business Combination Agreement was executed on June 26, 2023 (without regard to this Amendment).

45.	Entire Agreement. This Amendment, the Business Combination Agreement (including the Schedules and Exhibits thereto) and the Ancillary Agreements collectively set out the entire agreement among the Parties in respect of the subject matter contained herein and therein and supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating to the subject matter hereof and thereof.

46.	Miscellaneous. The provisions of Article XII (Miscellaneous) of the Business Combination Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Business Combination Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SPAC:

ExcelFin Acquisition Corp.

By:	/s/ Joe Ragan
Name: Joe Ragan
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

BETTERS:

Betters Medical Investment Holdings Limited

By:	/s/ Haimei Wu
Name:Haimei Wu
Title: Director

COMPANY:

Tycoon Choice Global Limited

By:	/s/ Haimei Wu
Name:Haimei Wu
Title: Director

PUBCO:

Baird Medical Investment Holdings Limited

By:	/s/ Haimei Wu
Name:Haimei Wu
Title: Director

NEWCO:

Betters Medical NewCo, LLC

By:	/s/ Haimei Wu
Name:Haimei Wu
Title: Manager

MERGER SUB:

Betters Medical Merger Sub, Inc.

By:	/s/ Haimei Wu
Name:Haimei Wu
Title: Director

MERGER SUB 2:

Betters Medical Merger Sub 2, Inc.

By:	/s/ Haimei Wu
Name:Haimei Wu
Title: Director